UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 8, 2025

RAPID MICRO BIOSYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40592	20-8121647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
25 Hartwell Avenue, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)
978-349-3200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	RPID	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 8, 2025 (the “Closing Date”), Rapid Micro Biosystems, Inc. (the "Company") entered into a Loan and Security Agreement (the “LSA”) with the lenders party thereto (the “Lenders”) and Trinity Capital Inc., as administrative agent and collateral agent (the “Agent”).

Under the LSA, the Lenders agreed to extend debt capital to the Company, in the form of a term loan, in tranches totaling an aggregate principal amount of up to $45.0 million available as follows: (a) at closing, an aggregate principal amount of $20.0 million (the “First Tranche”), (b) until January 31, 2027, subject to the achievement of certain commercial and operational milestones, an aggregate principal amount of $10.0 million (the “Second Tranche”), (c) until July 31, 2027, subject to the achievement of certain commercial and operational milestones, an aggregate principal amount of $10.0 million (the “Third Tranche”), and (d) an aggregate principal amount of $5.0 million in Lenders’ sole discretion (the “Fourth Tranche” and collectively with the First Tranche, the Second Tranche and the Third Tranche, the “Tranches”). The obligations of the Lenders to extend such debt capital are subject to certain conditions precedent described in the LSA. The Company is required to pay a commitment fee of 1.0% of the amount drawn, plus related documentation and funding fees, in connection with each drawdown. On (the Closing Date, the Company drew down the First Tranche. The Company’s obligations under the facility may be guaranteed by certain subsidiaries and are secured by a first priority security interest in substantially all assets of the Company and any subsidiaries providing a guarantee.

In connection with the drawdown of any Tranche, the Company is required to issue to the Lenders a warrant to purchase shares of the Company’s Class A common stock (the “Common Stock”). The exercise price (“Exercise Price”) for each warrant shall be equal to the lower of (a) the volume-weighted average price of the Common Stock over the ten days prior to the drawdown, and (b) the closing price of the Common Stock on the day immediately prior to the drawdown. The number of shares of Common Stock for which each warrant is exercisable is equal to 3.0% of the drawn down amount of the applicable Tranche, divided by the Exercise Price. Each warrant shall have a term of ten years from the date of issuance and shall permit cashless exercise, all in accordance with its terms. In connection with the drawdown of the First Tranche, for no additional consideration, the Company issued warrants to purchase up to an aggregate of 179,104 shares of Common Stock, with an Exercise Price of $3.35 per share. Such warrants were issued in a placement transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

All Tranches will mature on September 1, 2030 (the “Maturity Date”), unless earlier accelerated under the terms of the LSA. At maturity, the Company is required to repay the then-outstanding principal amount, together with any accrued and unpaid interest thereon and any other obligations outstanding under the LSA. In addition, at maturity or early termination of the LSA, including acceleration of the loans, the Company is required to pay the Lenders an additional 4.0% of the amounts drawn down by the Company under the LSA (the "End of Term Payment").

Interest accrues on the Tranches that the Company has drawn down at a floating rate per annum, calculated based on a 360-day year, equal to the greater of (a) the sum of (i) The Wall Street Journal Prime Rate and (ii) 4.0%, and (b) 11.0%. The initial interest rate is 11.5% per annum. For the first 36 months after the Closing Date (the “Interest Only Period”), the Company is required to make only monthly payments of interest in arrears. Following such period, and until the Maturity Date (the “Amortization Period”), the Company is required to make monthly payments of principal and interest in an amount that fully amortizes the outstanding principal balance due over the duration of the Amortization Period. If the Second Tranche is fully drawn down by the Company, the Interest Only Period will be extended by six months. If the Third Tranche is fully drawn down by the Company, the Interest Only Period will be extended by a further six months. In the event of such extensions of the Interest Only Period, the duration of the Amortization Period will decrease by the same amount. In any event, the total term of all Tranches shall not exceed 60 months.

The Company may voluntarily prepay the outstanding loan balance at any time, in whole or in part, subject to the payment of prepayment premiums. If prepayment occurs on or before the first anniversary of the Closing Date, the premium shall equal 3.0% of the principal being repaid. Thereafter, if prepayment occurs on or before the second anniversary of the Closing Date, the premium shall equal 2.0% of the principal being repaid. Thereafter, the premium shall equal 1.0% of the principal being repaid. For the avoidance of doubt, such prepayment premiums are in addition to the End of Term Payment. Additionally, the Company is required to prepay the outstanding loan balance (plus accrued and unpaid interest thereon, any prepayment premiums and any other obligations that are due and payable) upon a sale, divestment or transfer of all or substantially all assets of the Company and its subsidiaries, taken as a whole, or of a material business line of the Company, the acquisition by a person or group of a sufficient number of the Company’s equity securities to elect a majority of the members of the Company’s board of directors, or the acceleration of the loans by the Agent on behalf of the Lenders following an event of default under the LSA.

The LSA contains customary affirmative and negative covenants, including with respect to notice obligations, limitations on new indebtedness, liens, investments and transactions with affiliates of the Company, restrictions on the payment of dividends, maintenance of collateral and accounts and maintenance of insurance. The LSA does not contain any covenants to maintain a specified level of revenues or cash resources.

The LSA contains customary representations and warranties of the Company, as well as customary events of default, the occurrence of which may accelerate the obligations of the Company, increase the interest rate by a specified default rate and impose other consequences described in the LSA. Such events include among others, failure to make payments when due, breach of covenants, insolvency, a cross-default to other indebtedness, a judgment event of default, the occurrence of a material adverse change to the Company,and delisting of the Company’s securities from Nasdaq.

The foregoing description of the LSA does not purport to be complete and is qualified in its entirety by reference to the full text of the LSA, which will filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2025 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On August 12, 2025, Rapid Micro Biosystems, Inc. (the “Company”) issued a press release announcing its financial results for its second quarter ended June 30, 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information furnished under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as otherwise expressly stated in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is hereby incorporated by reference into Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above is hereby incorporated by reference into Item 3.02.

Item 7.01	Regulation FD Disclosure.
On August 12, 2025, the Company issued a press release regarding the LSA, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press Release of Rapid Micro Biosystems, Inc., dated August 12, 2025, related to its financial results for its second quarter ended June 30, 2025.
99.2	Press Release of Rapid Micro Biosystems, Inc., dated August 12, 2025, related to the LSA.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID MICRO BIOSYSTEMS, INC.

Date: August 12, 2025	By:	/s/ Sean Wirtjes
Sean Wirtjes
Chief Financial Officer